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EXHIBIT 11.1

CAMERON ASHLEY BUILDING PRODUCTS, INC.
COMPUTATION OF EARNINGS PER SHARE

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

                                                                    YEARS ENDED
                                     1998                              1997                                 1996
                     --------------------------------   -------------------------------    ----------------------------------
                      INCOME       SHARES     PER-SHARE   INCOME        SHARES     PER-SHARE    INCOME    SHARES       PER-SHARE
                    (NUMERATOR) (DENOMINATOR)  AMOUNT   (NUMERATOR)  (DENOMINATOR)  AMOUNT   (NUMERATOR) (DENOMINATOR) AMOUNT
                    ----------- ------------- --------- -----------  ------------- --------- ----------- ------------- ---------
BASIC EPS
Income available
to common           $ 15,294       9,250      $ 1.65     $ 11,319        9,195     $ 1.23     $ 11,824     8,879       $ 1.33
                                              ======                               ======                              ======
stockholders

EFFECT OF DILUTIVE
SECURITIES                           251                                   252                               370
                                     ---                                   ---                               ---
DILUTED EPS
Income available
to common
stockholders
assuming dilution     15,294       9,501        1.61       11,319        9,447     $ 1.20     $ 11,824     9,249         1.28
                    ========       =====      ======     ========        =====     ======     ========     =====       =======
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